Exhibit 10.1

Amendment No. 1 to share purchase AGREEMENT

This Amendment No. 1 to Share Purchase Agreement (this “Amendment”), dated as of December 31, 2021 (the “Effective Date”), is entered by and among:

On one side

Entravision Digital Holdings, LLC, a limited liability company validly incorporated and existing under the Laws of the State of Delaware, with corporate address at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, United States of America, (“Holdings” or “Buyer”). The Buyer is duly represented by Mr. Walter Francis Ulloa, of legal age, [●], with address for the purposes of this agreement at [●], [●], in his position as Chief Executive Officer of the Buyer.

On the other side

Mr. Carlos Córdoba, of legal age, an Argentinian citizen, [●], with address for the purposes of this agreement at [●], with Argentinian national ID number [●], in force, with Spanish Tax Identification Number [●], in force, in his own name and right.

Mr. Germán Herebia, of legal age, an Argentinian citizen, [●], with address for the purposes of this agreement at [●], with Argentinian national ID number [●], in force, with Spanish Foreign Identification Number [●], in force, in his own name and right.

Mr. Rodrigo Marcos, of legal age, an Argentinian citizen, [●], with address for the purposes of this agreement at [●], with Argentinian national ID number [●], in force, with Spanish Foreign Identification Number [●], in force, in his own name and right.

Mr. Lucas Morea, of legal age, an Argentinian citizen, married, with address for the purposes of this agreement at [●], with Argentinian national ID number [●] in force, with Spanish Foreign Identification Number [●], in force, in his own name and right.

Mr. Carlos Córdoba, Mr. Germán Herebia, Mr. Rodrigo Marcos and Mr. Lucas Morea are collectively referred to herein as the “Individual Sellers” and each of them individually as a “Individual Seller”.

Sorin Properties, S.L., a company validly incorporated under the Laws of the Netherlands Antilles, pursuant to public deed granted on [●], and existing under the Laws of Spain, which domicile was transferred to Spain by means of public deed granted before the public Notary of Madrid, Mr. Ignacio Martínez-Gil Vich, on [●], under number [●] of his records, with corporate address at [●], registered at the Commercial Registry of Madrid under [●], and with Spanish Tax ID number [●] (“Sorin Properties” and, together with the Individual Sellers, the “Sellers”). Sorin is duly represented by Mr. Francisco Duque Delgado, of legal age, a Spanish citizen, with address for the purposes of this agreement at [●], with Spanish national ID number [●], in force, pursuant to his position as joint and several director of Sorin.

The Sellers, the Buyer and the Sellers Representative (defined below) are collectively referred to herein as “Parties” and each of them individually as a “Party”.

And on the other side

Entravision Communications Corporation, a corporation validly formed and existing under the Laws of the State of Delaware, with corporate address at 2425 Olympic Blvd., Suite 6000 West, Santa Monica, California 90404, United States of America (“Entravision”). The Guarantor is duly represented by Mr. Walter Francis Ulloa, of legal age, [●], with address for the purposes of this agreement at [●], [●], in his position as Chief Executive Officer of Entravision.

And on the other side

Redmas Ventures, S.L., a company validly incorporated and existing under the Laws of Spain, pursuant to public deed granted before the Notary of Madrid Mr. Ignacio Gil-Antuñano Vizcaino, on [●], under number [●] of his records, with corporate address at [●], registered at the Commercial Registry of Madrid under [●], and holder of Tax ID number [●] (the “Company”). The Company is duly represented by Mr. Walter Francis Ulloa, of legal age, [●], with address for the purposes of this agreement at [●], [●], in force, pursuant to his position as member of the Board of Directors of the Company expressly authorized by the Board for these purposes.

RECITALS

A. Whereas Holdings, as buyer, and Sorin and the Individual Sellers, as sellers, had previously entered into a certain Share Purchase Agreement, dated as of October 13, 2020, (the “2020 SPA”), pursuant to which Holdings acquired 51% of all of the issued and outstanding shares of capital stock in the Company.

B. Whereas Holdings, as buyer, Sorin and the Individual Sellers, as sellers, Entravision, as guarantor, and Company, as company, previously entered into a certain Share Purchase Agreement, dated as of August 25, 2021, (the “2021 SPA”), pursuant to which Holdings acquired from the Sellers the remaining 49% of the issued and outstanding shares of capital stock in the Company not acquired by Holdings pursuant to the 2020 SPA.

C. Whereas, under the 2021 SPA, it was agreed that the Purchase Price payable by Holdings to the Sellers in full consideration for the Sale Shares consisted of the Earn-Out, the mechanism set forth and described on Schedule 2.2 of the 2021 SPA. In addition, Articles 8 and 9 of the 2021 SPA regulated the granting of certain rights of the Sellers and commitments of Holdings in respect of the Company to be in place during the term of the Earn-Out.

D. Whereas, in connection with the separation of the Individuals Sellers from the Group Companies, the Parties have agreed to amend the 2021 SPA in order to, among other things, (a) the terminate the rights granted to the Individual Sellers under Articles 8 and 9 of the 2021 SPA, and (b) provide the Individual Sellers with an accelerated Earn-Out.

E. As a result of the foregoing, the Parties have agreed to enter into this Amendment to modify the 2021 SPA, which will be governed as follows:

ARTICLE 1.
DEFINITIONS; PURPOSE
1.1
Definitions. Unless otherwise defined under this Amendment, capitalized terms used hereunder shall have the meaning specified in the 2021 SPA. Where there is an inconsistency between the definitions set forth in the 2021 SPA and the definitions set forth in this Amendment, then the definitions set forth this Amendment shall prevail.
1.2
Purpose. The purpose of this Amendment is to novate by amendment the 2021 SPA, without extinguishment or termination thereof, as a consequence of the separation of the Individual Sellers from the Group Companies.
ARTICLE 2.
AMENDMENT OF THE SPA

The Parties hereby agree to novate by amendment the 2021 SPA, modifying the following Articles thereof as indicated below, with effects from the date hereof.

2.1
Amendment of Article 8 of the 2021 SPA: Earn-Out Period Operations. Effective as of the Effective Date:
(a)
Section 8.1 (Board of Directors) shall hereafter be read as follows:

“8.1 Board of Directors. The Buyer acknowledges and agrees that (a) the Company will be managed by a Board of Directors comprised of five members, (b) that Sorin Properties will be entitled to designate one member of the Board of Directors and (c) it shall comply and cause the Company to comply with Sections 8.2 through 8.6 below. The Parties acknowledge and agree that the Chairman of the Board of Directors will be appointed by Entravision and that the secretary of the Board (which may not be a director) will be approved by Sorin Properties.”

(b)
Section 8.3 (formerly, Support from Sellers) shall hereafter be read as follows:

“8.3 Support from Sorin Properties. Sorin Properties, its Affiliates and its respective representatives will continue to provide strategic advice and client support to the Group Companies with respect to the Business in a manner consistent with past practices, including through participation in meetings with important business partners and clients. Notwithstanding the foregoing, in no event will such advice and support be deemed to require Sorin Properties and its Affiliates or representative to provide services to, or incur expenses on behalf of, the Group Companies.”

(c)
The first paragraph of Section 8.7 (Reserved Matters) shall hereafter be read as follows (with the reminder of Section 8.7 remaining unmodified):

“8.7 Reserved Matters. The Buyer acknowledges and agrees that it shall not cause the Company or any of the Group Companies to undertake any Reserved Matter (as defined below) without either (i) the consent of the member of the Board of Directors designated by Sorin Properties, if the Board of Directors has authority over such Reserved Matter; or (ii) the consent of Sorin Properties, if the Buyer (as Company’s sole shareholder) has authority over approval of such Reserved Matter.”

2.2
Amendment of Article 9 of the 2021 SPA: Sellers Information Rights. Effective as of the Effective Date, Article 9 (formerly, Sellers Information Rights) shall hereafter be read as follows:

“ARTICLE 9. SORIN PROPERTIES INFORMATION RIGHTS

9.1 Information Rights. During the period commencing on the date hereof and terminating on the earlier to occur of the expiration of Period 3 or the payment of the Accelerated Earn-Out Payment, the Buyer will cause the Company to inform Sorin Properties of all matters related to the Business and the general progress of the Company to the extent and in the manner reasonably requested by Sorin Properties. In particular, to the extent readily available in the Company’s accounting reporting system in the Ordinary Course of Business:

(a) The Buyer will cause the Company to inform Sorin Properties within the 45 days following the end of each calendar quarter of the EBITDA (as defined in Schedule 2.2) of the Company and the Group Companies for the twelve-month period ending on the last day of such calendar quarter.

(b) The Buyer will cause the Company to deliver fully annotated, consolidated financial statements Sorin Properties showing, in respect of the Company and the Group Companies the income statement, reflecting revenues, operating results, overall results, balance sheet and relevant cash flow information on a quarterly basis, within 60 days of the calendar quarter end.

(c) The Buyer will cause the Company to deliver fully, consolidated annotated financial statements to Sorin Properties showing, in respect of the Company and the Group Companies the income statement, reflecting revenues, operating results, overall results, balance sheet and relevant cash flow information on an annual basis, within 90 days of year end.

(d) The Buyer will cause the Company to deliver detailed local operating income statements to Sorin Properties showing, in respect of the Company and the Group Companies reflecting revenues, operating results, and overall results, and relevant cash flow information on a quarterly basis, within 60 days of the calendar quarter end.

(e) The Buyer will cause the Company to deliver detailed local operating income statements to Sorin Properties showing, in respect of the Company and the Group Companies reflecting revenues, operating results, and overall results, and relevant cash flow information on an annual basis, within 90 days of quarter end.

(f) On an annual basis, Buyer will cause the Company to provide Sorin Properties with a copy of the Company’s annual corporate income tax return.

(g) The Buyer will cause the Company to provide Sorin Properties with such information reasonably requested by Sorin Properties, provided that the Company can reasonably provide such information through its accounting reporting systems in the Ordinary Course of Business.

(h) The Buyer will cause the Company to make available to Sorin Properties any and all financial statements and reports and any other operating or business information of the Company and the Group Companies that are provided to Entravision, as and when such reports and information are delivered to Entravision.

9.2 Confidentiality of Information Provided. Sorin Properties hereby acknowledges and accepts that the director designated by Sorin Properties will receive the information related to the Company and the Group Companies and the Business on a confidential basis, but the confidentiality obligation will not prevent the director from sharing the information, on a confidential basis, with Sorin Properties or, to the extent that Sorin Properties is legally or contractually bound to do so, a customary general information package (on a confidential basis) with its investors. However, in no event shall Sorin Properties or the director designated by Sorin Properties share information with any Individual Seller, investor or any representative of such investor which is a competitor (i.e. an investor competing with the Business), or an Affiliate of such competitor (it being acknowledged and agreed that Sorin Properties and any of its Affiliates will not be deemed competitors of the Company for the purposes of this Section 9.2) and provided further, that nothing shall prohibit or preclude a Party from disclosing information as required by Law.”

2.3
Amendment of Schedule 2.2. (Earn-Out) to the 2021 SPA. Effective as of the Effective Date, Schedule 2.2. to the 2021 SPA (Earn-Out) shall hereafter be revoked and substituted by Schedule 1 to this Amendment.
ARTICLE 3.
CLOSING PAYMENT; Termination of the relationship of the Individual Sellers and the Group Companies; release
3.1
Closing Payment. Within 5 Business Days following the Effective Date, the Buyer shall pay or cause to be paid to each Individual Seller, by bank wire transfer of immediately available funds to accounts designated in writing by Carlos Córdoba, on behalf of the Individual Sellers, an amount equal to the following (each such Individual Seller’s “Closing Payment Share”): (i) the Closing Payment (as defined in Schedule 1 to this Amendment), (ii) multiplied by such Individual Seller’s Proportional Share.
3.2
An Individual Seller’s “Proportional Share” means, in respect of (i) Mr. Carlos Córdoba, 46.51%; (ii) Mr. Germán Herebia, 46.51%; (iii) Mr. Rodrigo Marcos, 3.49%; and (iv) Mr. Lucas Morea, 3.49% (i.e., each Individual Seller’s proportional share of the aggregate Seller Ownership Percentage of the Individual Sellers).
3.3
Removal of the Individual Sellers from the Group Companies. On or immediately after the Effective Date, the Individual Sellers must be removed from the positions held as employees, shareholders, directors, officers and/or attorneys, in the Group Companies, as identified in Schedule 2 and as may otherwise be identified following the Effective Date.
3.4
Release. Each Individual Seller hereby waives, acquits, forever discharges and releases, effective as of the Effective Date, on behalf of himself and each of his respective past, present and future Affiliates, all of the stockholders, partners and members of each such

Affiliate, and each of their respective successors and assigns (collectively, the “Releasing Parties”), to the fullest extent permitted by law, any and all actions, causes of action, damages, judgments, liabilities, and rights against Buyer, Guarantor, the Company, the Group Companies and any of their respective stockholders, partners, equityholders, directors, members, managers, officers, agents, employees, consultants, counsel, accountants and other representatives, and any of their respective Affiliates, whether absolute or contingent, liquidated or unliquidated, known or unknown, determined, determinable or otherwise, that each Individual Seller or any of the Releasing Parties has ever had or may now or hereafter have relating to the Buyer, Guarantor, the Company or the Group Companies or their respective businesses with respect to any matter, cause or event occurring contemporaneously with or prior to the Effective Date, whether in law or in equity, in contract, in tort or otherwise, in any capacity; provided, however, that this release shall not apply to any rights or claims of the Releasing Parties which are set forth in this Agreement.
ARTICLE 4.
miscellaneous
4.1
Validity of the 2021 SPA. This Amendment is constituted as an integral part of the 2021 SPA as from the Effective Date, and Article 2 hereto entails the amendment, but not the extinguishment nor termination, of the 2021 SPA. Accordingly, other than as expressly amended by Article 2 hereto, the 2021 SPA shall remain in force, in all its term and with full effects, by and between the Parties.
4.2
Applicability of provisions of the 2020 SPA and the 2021 SPA to this Amendment. The terms and provisions of each of (A) Articles 7.1 (Further Assurances), 7.2 (Publicity), 9.4 (Notice and Opportunity to Defend), 9.9 (Specific Performance), 10.1 (Expenses and Taxes), 10.3 (No Assignment), 10.4, (Headings), 10.6 (Amendment), 10.7 (Extension, Waiver), 10.8 (Construction), 10.9 (Severability), 10.10 (Notices), 10.11 (Third Party Beneficiaries), 10.12 (Governing Law), 10.13 (Jurisdiction) and 10.14 (Waiver of Jury) of the 2020 SPA, and (B) Article 12.4 (Entire Agreement) of the 2021 SPA, are incorporated to this Agreement by reference as if set forth herein in their entirety and will apply mutatis mutandis hereto.
4.3
Sale of Shares. On the date hereof, Carlos Córdoba shall execute a purchase agreement pursuant to which he shall sell all of his outstanding equity interests in Audio.Ad Brasil to Holdings or its designee.
4.4
Amendment of non-competition agreement. On the date hereof, Carlos Córdoba and Holdings shall execute an amendment to the non-competition agreement, executed by and between them on October 13, 2020, for the purposes of amending Clause 2.(a) thereunder and setting forth that the non-competition period shall end on December 31, 2024.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in eight (8) counterparts and to one effect, as of the day and year first above written.

BUYER / HOLDINGS:

ENTRAVISION DIGITAL HOLDINGS, LLC

By: /s/ Walter Francis Ulloa

Name: Walter Francis Ulloa

Title: Chief Executive Officer

[Signature page to Amendment No. 1 to Share Purchase Agreement]

SELLERS:

Mr. Carlos Córdoba

By: /s/ Carlos Córdoba

[Signature page to Amendment No. 1 to Share Purchase Agreement]

Mr. Germán Herebia

By: /s/ Germán Herebia

[Signature page to Amendment No. 1 to Share Purchase Agreement]

Mr. Rodrigo Marcos

By: /s/ Rodrigo Marcos

[Signature page to Amendment No. 1 to Share Purchase Agreement]

Mr. Lucas Morea

By: /s/ Lucas Morea

[Signature page to Amendment No. 1 to Share Purchase Agreement]

Sorin Properties, S.L. Unipersonal

By: /s/ Francisco Duque Delgado

Name: Francisco Duque Delgado

Title: Joint and several director

[Signature page to Amendment No. 1 to Share Purchase Agreement]

ENTRAVISION:

Entravision Communications Corporation

By: /s/ Walter Francis Ulloa

Name: Walter Francis Ulloa

Title: Chief Executive Officer

[Signature page to Amendment No. 1 to Share Purchase Agreement]

COMPANY:

REDMAS VENTURES, S.L.

By: /s/ Walter Francis Ulloa

Name: Mr. Walter Francis Ulloa

Title: Board director expressly authorized

[Signature page to Amendment No. 1 to Share Purchase Agreement]

Schedule 1

Earn-Out as from the Effective Date

1.
Definitions. In addition to the definitions set forth in Section 1.1 of the Agreement, for the purposes of this Schedule, the following terms shall be defined as follows:

“2021 Dividend Payment” shall be an amount equal to 49% of any dividends, or interest or any distribution of funds, whether in cash or in kind, actually paid by the Company to its shareholders during the period commencing on January 1, 2021 and terminating on the date on which the Period 1 Earn Out Payment is made, but in no event later than June 30, 2022.

“2021 EBITDA” means the EBITDA of the Business for the calendar year 2021.

“2022 Dividend Payment” shall be an amount equal to 32.6% of any dividends, or interest or any distribution of funds, whether in cash or in kind, actually paid by the Company to the Buyer (as its sole shareholder) during the period commencing on the date on which the Period 1 Earn Out Payment is made and terminating on the date on which the Period 2 Earn Out Payment is made, but in no event later than June 30, 2023.

“2022 EBITDA” means the EBITDA of the Business for the calendar year 2022.

“2023 Dividend Payment” shall be an amount equal to 16.3% of any dividends, or interest or any distribution of funds, whether in cash or in kind, actually paid by the Company to the Buyer (as its sole shareholder) during the period commencing on the date on which the Period 2 Earn Out Payment is made and terminating on the date on which the Period 3 Earn Out Payment is made, but in no event June 30, 2024.

“2023 EBITDA” means the EBITDA of the Business for the calendar year 2023.

“Accelerated Earn-Out Payment” has the meaning set forth in Exhibit II to this Schedule.

“Acceleration Event” has the meaning set forth in Section 4 of this Schedule.

“Acceleration Event EBITDA” has the meaning set forth in Exhibit II to this Schedule.

“Arbitration Firm” means PricewaterhouseCoopers in the United States, or if such firm is unable or unwilling to act in such capacity, the Arbitration Firm will be such “Big 4” accounting firm in the United States selected by agreement of Buyer and the Sellers Representative, provided that Buyer and the Sellers Representative agree that such firm shall not have any material commercial or professional relationship with any of the parties hereto.

“Business” means the business of developing, operating, providing, marketing and/or selling Company Products and Services by the Group Companies or any successor entity(ies) or business unit, as applicable.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York (U.S.) are closed.

“Buyer Response Notice” has the meaning set forth in Section 2(b) of this Schedule.

“Closing Payment” means $14,730,000 ([omitted information]).

“COGS” (i.e., “Cost of Goods Sold”) means the costs that are directly related to creating or providing the Company Products and Services, calculated in accordance with GAAP.

“Company Products and Services” means all products and services developed, operated, provided, marketed and/or sold by the Group Companies.

“Disputed Item” has the meaning set forth in Section 2(b) of this Schedule.

“Dividend Payment(s)” means the 2021 Dividend Payment, the 2022 Dividend Payment or the 2023 Dividend Payment and all of them collectively, as applicable.

“Earn-Out Acceleration” has the meaning set forth in Section 4 of this Schedule.

“Earn-Out Acceleration Notice” has the meaning set forth in Section 4 of this Schedule.

“Earn-Out Acceleration Period” has the meaning set forth in Section 4 of this Schedule.

“Earn-Out Payment(s)” means the Period 1 Earn-Out Payment, Period 2 Earn-Out Payment or Period 3 Earn-Out Payment and all of them collectively, as applicable.

“Earn-Out Period” means Period 1, Period 2 or Period 3, as applicable.

“Earn-Out Statement” has the meaning set forth in Section 2(a) of this Schedule.

“EBITDA” means an amount in U.S. Dollars equal to (i) Net Revenue for the Earn-Out Period, minus (ii) the Expenses for the Earn-Out Period, in each case calculated in accordance with GAAP and subject to the terms of this Agreement, excluding the effects of acquisition accounting under ASC 805, Business Combinations, as it relates to the transactions contemplated by this Schedule, or the Agreement.

“Expenses” means the expenses of the Business related to the development, provision, marketing, sale and other operations related to the Company Products and Services during the corresponding Earn-Out Period, as determined in accordance with GAAP and consistent with the information reported by Entravision in its financial statements filed with the U.S. Securities and Exchange Commission, and subject to the terms of this Agreement. Without limiting the generality of the foregoing, “Expenses” will include the following costs, fees and expenses:

i.
COGS; and

ii.
the following operating expenses, without duplication:
1.
travel and entertainment (and related) expenses;
2.
expenses relating to marketing and public relations related to Company Products and Services;
3.
all rent and other payments pursuant to leases for real estate;
4.
all legal expenses and fees incurred or accrued by the Business;
5.
all expenses and fees incurred or accrued relating to human resources and other administrative and operational expenses related to the Business;
6.
any costs, Taxes or expenses associated with severance paid to terminated employees;
7.
all technology and IT expenses, including related to the research, development or deployment of any Company Products and Services, but excluding any such expenses that are capitalized in accordance with GAAP;
8.
all foreign currency transaction gains and losses with respect to the Business, excluding foreign currency translation gains and losses that are classified as other comprehensive income in accordance with GAAP;
9.
all selling, general, and administrative expenses related to the Business; and
10.
all expenses actually incurred for items identified in the annual budget relating to accounting, bookkeeping and financial reporting with respect to the operation of the Business, including the Chief Financial Officer of the Group Companies (unless such person is an employee of Entravision or any of its Affiliates other than the Group Companies) and the financial and accounting staff.

Notwithstanding anything in the foregoing to the contrary, the following will be excluded from Expenses during the corresponding Earn-Out Period: (a) all third-party interest expenses, (b) all income tax expenses, (c) all depreciation and amortization expenses and impairment of assets, (d) all third-party costs and expenses incurred by the Company as a result of or in connection with Entravision’s public company filing and/or other regulatory compliance obligations, including without limitation any auditing, legal, or Sarbanes-Oxley Act compliance costs or personnel employed by the Company for such purposes (unless otherwise agreed), (e) any allocations or expenses relating to Entravision’s employees, and (f) expenses that are (1) actually incurred during the corresponding Earn-Out Period, (2) identified as an expense to be excluded from Expenses pursuant to the Annual Budget or a written request by the Key Managers to the Board setting forth in detail the intended use and amount of such expense, and (3) approved by the Board to be excluded from Expenses, related to the following: any extraordinary item, any merger or acquisition by the Company of another business, restructuring by the Company or incurred in the development of or launch of new lines of business or new publishers.

“GAAP” means U.S. Generally Accepted Accounting Principles as applied by Entravision in the preparation of its financial statements reflecting the results of operations during the corresponding Earn-Out Period, as filed with the SEC by Entravision in the event Entravision is obligated to make such filings.

“Net Revenue” means, with respect to the corresponding Earn-Out Period, an amount equal to (i) gross revenue generated from the sale of Company Products and Services to third parties, less (ii) third party advertising agency commissions, less (iii) ordinary adjustments for under delivery; in each case of (i), (ii), and (iii) calculated in accordance with GAAP.

“Objection Notice” has the meaning set forth in Section 2(b) of this Schedule.

“Objection Period” has the meaning set forth in Section 2(b) of this Schedule.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the Business of the Group Companies, as consistent with past custom and practice (including with respect to quantity and frequency); provided, however, that conduct that results in a violation of Law or breach of contract shall in no event be deemed Ordinary Course of Business.

“Period 1” means the calendar year ended December 31, 2021.

“Period 1 Earn-Out Payment” shall be:

(a) for Sorin Properties, an amount equal to (i) 2021 EBITDA, (ii) multiplied by 49%, (iii) multiplied by 6, (iv) divided by 3, and (v) multiplied by the Seller Ownership Percentage of Sorin Properties; and

(b) for each Individual Seller, an amount equal to the following: (A) an amount equal to the product of: (i) 2021 EBITDA, (ii) multiplied by 49%, (iii) multiplied by 6, (iv) multiplied by such Individual Seller’s Seller Ownership Percentage, less (B) the amount of such Individual Seller’s Closing Payment Share.

“Period 2” means the calendar year ended December 31, 2022.

“Period 2 Earn-Out Payment” shall be:

(a) for Sorin Properties, an amount equal to (i) 2022 EBITDA, (ii) multiplied by 49%, (iii) multiplied by 6, (iv) divided by 3, and (v) multiplied by the Seller Ownership Percentage of Sorin Properties; and

(b) for each Individual Seller, (i) in the event 2022 EBITDA is equal to or less than 2021 EBITDA, $0 and (ii) in the event that 2022 EBITDA is greater than 2021 EBITDA, then an amount equal to: (A) the difference between the 2022 EBITDA and 2021 EBITDA, (B) multiplied by 49%, (C) multiplied by 6, (D) divided by 3, and (E) multiplied by such Individual Seller’s Seller Ownership Percentage.

“Period 3” means the calendar year ended December 31, 2023.

“Period 3 Earn-Out Payment” shall be:

(a) for Sorin Properties, an amount equal to the sum of: (A) an amount equal to the product of: (i) 2023 EBITDA, (ii) multiplied by 49%, (iii) multiplied by 6, (iv) divided by 3, (v) multiplied by the Seller Ownership Percentage of Sorin Properties, plus (B) an amount equal to the product of (i) the Period 3 Earn-out Additional Payment, (ii) multiplied by the Seller Ownership Percentage of Sorin Properties; and

(b) for each Individual Seller, (i) if 2023 EBITDA is equal to or less than 2021 EBITDA, then an amount equal to the Period 3 Earn-Out Additional Payment multiplied by such Individual Seller’s Seller Ownership Percentage, or (ii) if 2023 EBITDA is greater than 2021 EBITDA, then an amount equal to the sum of: (A) (i) the difference between the 2023 EBITDA and 2021 EBITDA, (ii) multiplied by 49%, (iii) multiplied by 6, (iv) divided by 3, and (v) multiplied by such Individual Seller’s Seller Ownership Percentage, plus (B) an amount equal to the product of: (i) the Period 3 Earn-Out Additional Payment (ii) multiplied by such Individual Seller’s Seller Ownership Percentage.

“Period 3 Earn-Out Additional Payment” shall be an amount equal to: (i) $10,000,000, less (ii) 49 percent of any amounts for the acquisition of any equity or assets of a company that is not an Affiliate of the Company (the “Target”) that are paid by the Company (x) between the Effective Date and the last day of Period 3 or (y) with respect to the Target’s performance during such period; provided that the Period 3 Earn-Out Additional Payment will not be reduced to an amount less than $0 (and for the avoidance of doubt, all third-party transaction-related expenses will be deemed to be Expenses).

“SEC” means the United States Securities and Exchange Commission.

“Seller Ownership Percentage” shall mean, in respect of (i) Sorin Properties, 75.04%, (ii) Mr. Carlos Córdoba, 11.61%; (iii) Mr. Germán Herebia, 11.61%; (iv) Mr. Rodrigo Marcos, 0.87%; and (v) Mr. Lucas Morea, 0.87%.

3.
Earn-Out Determination.
a.
Earn-Out Statement. As promptly as practical after the end of an Earn-Out Period, but not later than 90 calendar days after the last day of the applicable Earn-Out Period, Buyer will prepare and deliver, or cause to be prepared and delivered, to the Seller Representative, a written statement setting forth (i) the Buyer’s calculation (supported by a breakdown in reasonable detail) of EBITDA for such Earn-Out Period, and (ii) based upon Buyer’s calculation of EBITDA, the applicable Earn-Out Payment owing with respect to such Earn-Out Period (each, an “Earn-Out Statement”); provided, however, that if Entravision has not filed its Form 10-K for the applicable Earn-Out Period with the SEC as of the date that is 90 calendar days after the last day of the applicable Earn-Out Period, then Buyer will be required to deliver the Earn-Out Statement within 10 calendar days of the filing of such Form 10-K with the SEC. Exhibit I attached hereto includes, for illustrative purposes, an example of calculation of an Earn-Out Payment based on the figures resulting from an estimated forecast for Period 1 as of the date hereof.
b.
Dispute. The Seller Representative will have 20 Business Days from its receipt of each Earn-Out Statement (the “Objection Period”) to review the applicable Earn-Out Statement. Upon the expiration of the applicable Objection Period, the Seller Representative will be deemed to have accepted (and will be deemed to have waived all rights with respect to), and will be bound by, the applicable Earn-Out Statement and the calculation of any Earn-Out Payment set forth therein, unless the Seller Representative has notified the Buyer in writing of its disagreement with the applicable Earn-Out Statement prior to the expiration of the applicable Objection Period (the “Objection Notice”), specifying each disputed item (each, a “Disputed Item”) and setting forth in reasonable detail the basis for each dispute. The Buyer will have 20 Business Days from the date on which it receives the Objection Notice to review and respond in good faith to such objection (“Buyer Response Notice”). To the extent the Buyer and the Seller Representative are able to negotiate in good faith mutually agreeable resolutions for each Disputed Item, the applicable Earn-Out Statement will be modified as necessary to reflect such mutually agreed resolution(s). If the Buyer and the Seller Representative are able to resolve all Disputed Items, the applicable Earn-Out Statement and the calculation of the Earn-Out Payment set forth therein, as modified by such resolutions, will be deemed final, non-appealable and binding among the Buyer, the Sellers and the Seller Representative for all purposes of this Schedule.
c.
Arbitration of Disputes. If the Seller Representative and the Buyer are unable to resolve all Disputed Items within 20 Business Days after delivery of the Buyer Response Notice (or such longer period as may be mutually agreed by the Buyer and the Seller Representative), then all unresolved Disputed Items shall be submitted to the Arbitration Firm, which shall be jointly engaged by the Buyer and the Seller Representative, to promptly review the applicable Earn-Out Statement and resolve the Disputed Items. The Buyer and the Seller Representative will request that the Arbitration Firm render its determination within 60 days following submission to it of such Disputed Items. The scope of the disputes to be resolved by the Arbitration Firm is limited to the Disputed Items. In resolving any Disputed Item, the Arbitration Firm (i) will determine the resolution of the Disputed Items for purposes of establishing the Company’s EBITDA for the corresponding Earn-Out Period, and the resulting Earn-Out Payment for such Earn-Out Period, each in accordance with the provisions of this Schedule, including the definitions, calculations and accounting rules set forth herein, (ii) may not assign a value to any item greater than the greatest value claimed for such item by either the Buyer or the Seller Representative or less than the smallest value claimed for such item by either the Buyer of the Seller Representative, and (iii) will base its determination solely on written materials submitted by the Buyer and the Seller Representative (and not on any independent review). Furthermore, the Parties acknowledge and agree that the Arbitration Firm shall have the sole and exclusive authority to resolve the Disputed Items even if the resolution of legal issues is required to resolve the Disputed Items. The Parties further agree that the Arbitration Firm shall also have the sole authority to determine whether any such legal issues exist and, to the extent they do, to retain and consult with legal counsel of Arbitration Firm’s choosing with respect to legal conclusions or judgments arising from the Disputed Items, provided that the Parties agree that such legal counsel shall not have any material commercial or professional relationship with any of the Parties. The costs of any fees and expenses of the Arbitration Firm will be borne in equal parts by the Buyer, on the one hand, and the Sellers, on the other hand. All determinations made by the Arbitration

Firm will be final, conclusive and binding on the Parties, absent fraud or manifest error on the part of the Arbitration Firm, upon which the Arbitration Firm will deliver to the Buyer and the Seller Representative a revised Earn-Out Statement setting forth the updated calculation of Company’s EBITDA for the applicable Earn-Out Period and the applicable Earn-Out Payment, as modified by the Arbitration Firm’s final determinations, which will be deemed final, non-appealable and binding among the parties hereto for all purposes of this Schedule, and upon which a judgment may be rendered by a court of competent jurisdiction, and will not be subject to further appeal or review.
d.
Access. For purposes of complying with the terms of this Section 2(d), each Party will cooperate with and make available to the other parties and its representatives (i) information, records, data and working papers, and (ii) will permit access to its facilities and personnel, upon advance written notice of not less than two Business Days and during normal business hours, in each case as may be reasonably required in connection with the analysis of the applicable Earn-Out Statement and the resolution of the Disputed Items so long as directly relevant to such analysis; provided, however, (A) in no event will any Party be required to produce information that cannot be provided by such Party through its respective accounting or Tax reporting principles, methods or policies and reporting systems in the Ordinary Course of Business, (B) the provision of any information or access pursuant to this Section 2(d) will be subject to execution of confidentiality agreements as requested by the applicable Party providing such information or access, and (C) nothing in this Section 2(d) will require any Party to disclose information that is subject to any applicable privilege, including, without limitation, attorney-client privilege or the privilege of attorney work product.
4.
Payments.
a.
Earn-Out Payments. The Earn-Out Payments, if any is owing pursuant to the terms of this Schedule, shall be paid by Buyer within 10 Business Days following final determination of the applicable Earn-Out Payment pursuant to Section 2 hereof.
b.
No Certificate; No Ownership Interest. Each Seller’s right to receive the Earn-Out Payments shall not be represented by a certificate or other instrument, shall not represent an ownership interest in Buyer, the Company or any of its subsidiaries or any of their respective Affiliates, and shall not entitle the Sellers to any rights common to any holder of Buyer’s, the Company or any of its subsidiaries, or any of their respective Affiliates common stock or other ownership interests. The right to receive the Earn-Out Payments shall not bear any interest (except as set forth in Clause 12.5 of the Agreement).
c.
Dividend Payments. The Company may, from time to time and as determined by the Board or the Buyer, declare and pay dividends, interest or distribution of funds, whether in cash or in kind, to the Buyer (as its sole shareholder).
i.
In the event that the Company declares and pays to the Buyer (as its sole shareholder) any such dividends, interest or distributions from and after the date hereof and concluding on June 30, 2022, the Buyer shall pay to each Individual Seller an amount equal to (i) the amount of the 2021 Dividend Payment, (ii) multiplied by the Seller Ownership Percentage of such Individual Seller.

ii.
In the event that the Company declares and pays to the Buyer (as its sole shareholder) any such dividends, interest or distributions from and after the date hereof and concluding on June 30, 2024, the Buyer shall pay to Sorin Properties an amount equal to (i) the amount of the applicable Dividend Payment related to such dividend, interest or distribution, (ii) multiplied by the Seller Ownership Percentage of Sorin Properties.
iii.
Each Dividend Payment will be paid by the Buyer, within 10 Business Days following payment by the Company to the Buyer of the corresponding dividend, interest or distribution, by wire transfer of immediately available funds to an account designated in writing by Sorin Properties.
d.
Consideration for the Sale Shares. The Buyer and the Sellers acknowledge that the Closing Payment, Earn-Out Payments and the Dividend Payments constitute full consideration for the Sale Shares sold by the Sellers to the Buyer pursuant to the Agreement.
5.
Acceleration of Earn-Out Payments. Upon the occurrence of an Acceleration Event (as defined below), the Seller Representative may elect to accelerate the Earn-Out Payments (an “Earn-Out Acceleration”) and in connection therewith receive an amount determined in accordance with the provisions of Exhibit II, attached hereto; provided, however, that the Seller Representative may not elect to accelerate any portion of the Earn-Out Payment with respect to any Earn-Out Period which has concluded prior to the occurrence of the Acceleration Event. The Seller Representative will have a period of 60 days following the occurrence of the Acceleration Event (the “Earn-Out Acceleration Period”) to elect an Earn-Out Acceleration by delivering written notice of such election to the Buyer (an “Earn-Out Acceleration Notice”). In the event an Earn-Out Acceleration Notice has not been delivered prior to the conclusion of the Earn-Out Acceleration Period, Seller Representative, on behalf of the Sellers, will be deemed to have elected not to exercise the Earn-Out Acceleration. The Accelerated Earn-Out Payment, as defined and calculated pursuant to Exhibit II, attached hereto, shall be paid to the Sellers promptly (and in any event within 10 Business Days) following final determination of the Accelerated Earn-Out Payment pursuant to wire instructions delivered by the Seller Representative to Buyer on not less than three Business Days’ advance written notice.

For purposes hereof, the term “Acceleration Event” shall mean (a) any transaction or series of transactions resulting in Entravision or the Buyer, directly or indirectly, holding less than a majority of the direct total voting power of the Company, (b) an Entravision Change of Control, (c) a sale of all or substantially all of the assets of the Company or of any of the Group Companies, (d) a breach of the covenant set forth in Section 10.2, and/or (e) the approval by the relevant governing body of the Company (i.e., the general shareholders meeting or the Board of Directors) without the favorable vote of either the director appointed by Sorin Properties or the approval of Sorin Properties to the relevant sole shareholder resolution, of (i) a Reserved Matter; or (ii) the Annual Budget or the approval of any material amendments to an Annual Budget previously approved by the Board with the favorable vote of the director appointed by Sorin Properties; or (iii) the appointment, removal or replacement of the CEO of the Company.

Following payment of the Accelerated Earn-Out Payment, the Sellers will have no further right to, and Buyer will be under no further obligation to make, any further Earn-Out Payments under this Schedule.

Exhibit II to Schedule 2.2

Accelerated Earn-Out Payment

In the event the Seller Representative, on behalf of the Sellers, timely elects an Earn-Out Acceleration, the amount payable to the Sellers in connection with such Earn-Out Acceleration (the “Accelerated Earn-Out Payment”) shall be an amount equal calculated as follows:

•
If such election occurs prior to the conclusion of Period 1, Sorin Properties will receive an amount equal to the EBITDA for the most recently completed four calendar quarters immediately prior to the occurrence of the Acceleration Event (the “Acceleration Event EBITDA”), multiplied by 49%, multiplied by 6, multiplied by the Seller Ownership Percentage of Sorin Properties. The Individual Sellers will not be entitled to receive an Accelerated Earn-Out Payment if the Earn-Out Acceleration occurs prior to the conclusion of Period 1 and shall instead receive the Period 1 Earn-Out Payment.

•
If such election occurs after the conclusion of Period 1 but prior to the conclusion of Period 2:

(a) Sorin Properties shall receive an amount equal to the Acceleration Event EBITDA, multiplied by 49%, multiplied by 4, multiplied by the Seller Ownership Percentage of Sorin Properties and

(b) each Individual Seller shall receive, (i) in the event the Acceleration Event EBITDA is equal to or less than 2021 EBITDA, $0 and (ii) in the event that the Acceleration Event EBITDA is greater than 2021 EBITDA, then an amount equal to: (A) the difference between the Acceleration Event EBITDA and 2021 EBITDA, (B) multiplied by 49%, (C) multiplied by 4, and (D) multiplied by such Individual Seller’s Seller Ownership Percentage.

•
If such election occurs after the conclusion of Period 2 but prior to the conclusion of Period 3:

(a) Sorin Properties shall receive an amount equal to the Acceleration Event EBITDA, multiplied by 49%, multiplied by 2, multiplied by the Seller Ownership Percentage of Sorin Properties, and

(b) each Individual Seller shall receive, (i) in the event the Acceleration Event EBITDA is equal to or less than 2021 EBITDA, $0 and (ii) in the event that the Acceleration Event EBITDA is greater than 2021 EBITDA, then an amount equal to: (A) the difference between the Acceleration Event EBITDA and 2021 EBITDA, (B) multiplied by 49%, (C) multiplied by 2, and (D) multiplied by such Individual Seller’s Seller Ownership Percentage.

Promptly (and in any event within 60 following receipt of an Earn-Out Acceleration Notice), the Buyer will deliver to the Seller Representative a statement setting forth the Accelerated Earn-Out Payment. Any disputes with respect to the Buyer’s determination of the Accelerated Earn-Out Payment shall be handled pursuant to the procedures and timelines set forth in Sections 2(b) – (d) hereof.